UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

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FOR IMMEDIATE RELEASE

Allergan Comments on ISS and Glass Lewis Recommendations

Irvine, Calif., (August 6, 2014) — Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today issued the following statement regarding reports by Institutional Shareholder Services (“ISS”) and Glass Lewis on Pershing Square Capital Management, L.P’s (“Pershing Square”) solicitation to call a special meeting of Allergan’s stockholders (the “Special Meeting”).

These recommendations do not change the fact that Valeant’s offer is grossly inadequate, substantially undervalues Allergan, creates significant risks and uncertainties for Allergan stockholders and is not in the best interests of the Company and its stockholders. These reports merely state that ISS and Glass Lewis believe stockholders should have the right to call a special meeting in accordance with the provisions of the Company’s charter that were approved by Allergan’s Board of Directors and adopted by its stockholders in 2013 and the corresponding provisions of the Company’s bylaws.

Glass Lewis made it clear that they were not opining on the value or merit of Valeant’s proposal. In its report, Glass Lewis stated, “…we note the current process – as presently framed – does not represent a vote on the merits of any prospective combination transaction or any change to the sitting board; rather investors would only be participating in a process intended to afford them the opportunity to directly express their opinions – positive or negative – on those issues.”1 ISS notes “Shareholders cannot, through this consent solicitation, take any direct action to accept or reject the Valeant offer.” 1

Allergan recognizes that what matters to stockholders is value, and Allergan’s Board of Directors and management team remain focused on delivering significantly more value than Valeant’s proposal. Allergan’s recently announced second quarter results demonstrate continued, significant business momentum, with the Company once again delivering sales and earnings per share growth above the high end of its guidance and analyst estimates. Furthermore, Allergan’s value creation plan for its stockholders will significantly reduce costs in 2015 by approximately $475 million annually relative to its prior strategic plan, while preserving the Company’s ability to deliver double digit sales growth across the next five years. Over the same five year period, Allergan expects to generate compounded annual EPS growth of more than 20 percent.

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

1 Permission to use quotations was neither sought nor obtained.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,700 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding a proposed offer or proposal by Valeant and/or Pershing Square. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary solicitation statement with the SEC on July 29, 2014, and intends to file a definitive solicitation statement. Any definitive solicitation statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449